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                                                                       Exhibit 8


                       [BAKER & HOSTETLER LLP LETTERHEAD]


                                February 7, 2002



Developers Diversified Realty Corporation
34555 Chagrin Blvd.
Moreland Hills, Ohio 44022

                  Re:      Status as a REIT

Ladies and Gentlemen:

                  In connection with the registration statement on Form S-11 (the "Registration Statement") being filed by you on the date hereof with the Securities and Exchange Commission, you have requested our opinion regarding whether the Company has qualified as a real estate investment trust ("REIT") for its taxable years ended December 31, 1993 through December 31, 2000, has been organized in conformity with the requirements for qualification as a REIT, and whether its method of operation has enabled the Company to meet, and will enable it to continue to meet, the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"). In rendering the opinions expressed herein, we have examined and relied on the following items: (i) the Registration Statement; (ii) the Company's Articles of Incorporation, as amended through the date hereof; (iii) the Bylaws of the Company; (iv) the registration statements of the Company on Forms S-3 and S-11 previously filed with the Securities and Exchange Commission (the "Prior Registration Statements"); and (v) such other documents as we have deemed necessary or appropriate for purposes of this opinion. In connection with the opinions rendered below we have assumed, with your consent, that: (i) all documents reviewed by us are original documents, or true and accurate copies of original documents, and have not been subsequently amended; (ii) the signatures of each original document are genuine; (iii) each party who executed the documents had proper authority and capacity; (iv) all representations and statements set forth in such documents are true and correct; (v) all obligations imposed by any such documents on the parties thereto have been or will be performed and satisfied in accordance with their terms; and (vi) the Company at all times has been and will continue to be organized and operated in accordance with the terms of such documents. In connection with the opinions rendered below, we also have relied upon the correctness of the factual representations contained in a representation letter and certificate ("Representation Letter") provided to us by the Company certifying, among other items, that it has made a timely election to be taxed as a REIT under the Code commencing with its initial taxable year ended December 31, 1993, and that commencing with the first taxable year that the Company has elected to be taxed as a REIT, the Company has operated and will continue to operate in accordance with the terms and provisions of its Articles of Incorporation and in accordance with the method of operation described in the Registration Statement and the Prior Registrations.

                  Based on such assumptions and representations, it is our opinion that the Company has qualified as a REIT for its taxable years ended December 31, 1993 through December 31, 2000, the Company is organized in conformity with the requirements for qualification as a REIT, and the Company's current and proposed method of operation will enable it to meet the requirements for


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Developers Diversified Realty Corporation
February 7, 2002
Page 2



qualification and taxation as a REIT under the Code for its taxable year ended December 31, 2001 and for all future taxable years.

                  This opinion is based on various statutory provisions and regulations promulgated thereunder, in effect on the date hereof, and the interpretations of such provisions and regulations by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation from the factual statements set forth in the Registration Statement, the Prior Registrations or the Representation Letter may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a REIT depends upon the Company's ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code, the results of which will not be reviewed by Baker & Hostetler LLP. Accordingly, no assurance can be given that the actual results of the Company's operations for any one taxable year will satisfy such requirements. We wish to point out that our opinion is not binding on the Internal Revenue Service and, without limiting our opinion, we note that there can be no assurance that all of the requirements for qualification as a REIT for any particular taxable year have in fact been met until the return for such taxable year has been reviewed by the Internal Revenue Service or the period for such review has expired.

                  This opinion is limited to the federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion is rendered to the addressee of this letter and the purchasers of Common Stock pursuant to the Registration Statement solely for the purpose referred to in the first paragraph hereof, and may not be relied on or referred to by any other person or entity or by any addressee for any other purpose without the express written consent of Baker & Hostetler LLP. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also consent to the references to Baker & Hostetler LLP under the caption "Certain Federal Income Tax Considerations" in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.




                              Very truly yours,




                              /s/ Baker & Hostetler LLP